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NEWS RELEASE

EVEREST RE GROUP, LTD.

c/o ABG Financial & Management Services, Inc.

Parker House, Wildey Business Park, Wildey Road, St. Michael, Barbados

Contact: James H. Foster Senior Vice President, Investor Relations Everest Global Services, Inc. 908.604.3169	For Immediate Release

Everest Re Group Announces First Quarter Earnings

ST. MICHAEL, Barbados – April 21, 2003 — Everest Re Group, Ltd. (NYSE: RE) reported first quarter 2003 after-tax operating income of $104.1 million, or $2.02 per diluted share, a 58% increase compared to $66.1 million, or $1.35 per diluted share in the first quarter of 2002. Operating income differs from net income only by the exclusion of realized gains and losses on investments. Net income was $94.4 million, or $1.83 per diluted share, a 55% increase compared to $61.1 million, or $1.24 per diluted share, in the first quarter of 2002.

Gross premiums written for the first quarter were $1.002 billion in 2003, a 68% increase compared to $596 million in 2002. The Company’s GAAP combined ratio was 93.5% for this quarter compared to 99.3% in 2002. Net investment income for the first quarter was $93.4 million compared to $85.5 million in the first quarter of 2002. Cash flow from operations for the quarter was $327.7 million, an increase of 211% compared to $105.5 million in the first quarter of 2002.

Commenting on the Company’s results, Chairman and Chief Executive Officer Joseph V. Taranto said, “I am extremely pleased that, for the first time in each case, it took 9 digits to describe our quarterly earnings, 10 digits to describe our quarterly gross written premium and 11 digits to describe our total assets. We continue to receive excellent business opportunities; accordingly, we are increasing 2003 earnings guidance to $7.75 — $8.25 per share and providing 2004 guidance of $9.50 — $10.50 per share, absent any unusual losses”.

At March 31, 2003, the Company’s shareholders’ equity was $2.49 billion (a book value per share of $48.90), compared to shareholders’ equity of $2.37 billion ($46.55 per share) at December 31, 2002.

The Company also announced that Mr. Taranto’s employment agreement has been extended to March 31, 2006.

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. In particular, our forecasts of future earnings are forward looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the US and international markets. Everest Reinsurance (Bermuda), Ltd. provides reinsurance to property and casualty and life insurers in both the Bermuda and international markets. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the United States. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the United States. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the first quarter results will be held at 8:30 a.m. Eastern Standard Time on April 22, 2003. The call will be available on the Internet through the Group’s web site or at www.streetevents.com.

Anyone receiving this release by wire or through the Internet may visit the Group’s web site to view supplemental financial information on the Group’s results. The supplemental information is located at www.everestre.com in the “Financials/Financial Reports” section. The supplemental financial information may also be obtained by contacting the Company directly.

— Financial Details Follow—

2

EVEREST RE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value per share)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS:
Fixed maturities – available for sale, at market value (amortized cost: 2003, $6,727,217; 2002, $6,460,839)	$7,083,954	$6,779,858
Equity securities, at market value (cost: 2003, $56,779; 2002, $56,841)	45,382	47,473
Short-term investments	242,237	169,116
Other invested assets	57,779	53,856
Cash	153,721	208,830

Total investments and cash	7,583,073	7,259,133
Accrued investment income	101,569	85,959
Premiums receivable	816,053	673,377
Reinsurance receivables	1,097,016	1,116,362
Funds held by reinsureds	134,595	121,308
Deferred acquisition costs	245,588	207,416
Prepaid reinsurance premiums	75,420	63,437
Deferred tax asset	143,409	139,176
Other assets	173,605	198,435

TOTAL ASSETS	$10,370,328	$9,864,603

LIABILITIES:
Reserve for losses and adjustment expenses	$5,100,240	$4,905,582
Future policy benefit reserve	224,716	227,925
Unearned premium reserve	1,092,548	872,340
Funds held under reinsurance treaties	346,103	347,360
Losses in the course of payment	64,282	45,511
Contingent commissions	(2,477)	1,932
Other net payable to reinsurers	70,934	61,244
Current federal income taxes	9,607	(16,696)
8.5% Senior notes due 3/15/2005	249,803	249,780
8.75% Senior notes due 3/15/2010	199,179	199,158
Revolving credit agreement borrowings	70,000	70,000
Accrued interest on debt and borrowings	3,744	13,481
Other liabilities	242,321	308,340

Total liabilities	7,671,000	7,285,957

Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debentures (“trust preferred securities”)	210,000	210,000

SHAREHOLDERS’ EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200 million shares authorized; 50.9 million shares issued in 2003 and 50.9 million shares issued in 2002	514	513
Additional paid-in capital	619,407	618,521
Unearned compensation	(319)	(340)
Accumulated other comprehensive income, net of deferred income taxes of $85.5 million in 2003 and $74.4 million in 2002	251,530	221,542
Retained earnings	1,641,146	1,551,360
Treasury shares, at cost; 0.5 million shares in 2003 and 0.5 million shares in 2002	(22,950)	(22,950)

Total shareholders’ equity	2,489,328	2,368,646

TOTAL LIABILITIES, TRUST PREFERRED SECURTIES AND SHAREHOLDERS’ EQUITY	$10,370,328	$9,864,603

EVEREST RE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
	(unaudited)
REVENUES:
Premiums earned	$744,870	$491,208
Net investment income	93,377	85,540
Net realized capital (loss)	(13,235)	(3,855)
Net derivative (expense)	(2,700)	(250)
Other (expense) income	(1,147)	1,337

Total revenues	821,165	573,980

CLAIMS AND EXPENSES:
Incurred loss and loss adjustment expenses	513,471	352,506
Commission, brokerage, taxes and fees	162,805	121,009
Other underwriting expenses	19,864	14,125
Distributions related to trust preferred securities	4,121	—
Interest expense on senior notes	9,731	9,728
Interest expense on credit facility	360	909

Total claims and expenses	710,352	498,277

INCOME BEFORE TAXES	110,813	75,703
Income tax expense	16,446	14,642

NET INCOME	$94,367	$61,061

Other comprehensive income (loss), net of tax	29,988	(68,126)

COMPREHENSIVE INCOME (LOSS)	$124,355	$(7,065)

PER SHARE DATA:
Average shares outstanding (000’s)	50,897	48,108
Net income per common share – basic	$1.85	$1.27

Average diluted shares outstanding (000’s)	51,521	49,087
Net income per common share – diluted	$1.83	$1.24

EVEREST RE GROUP, LTD.

CONSOLIDATED STATEMENTS OF CHANGES

IN SHAREHOLDERS’ EQUITY

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
	(unaudited)
COMMON SHARES (shares outstanding):
Balance, beginning of period	50,881,693	46,269,015
Issued during the period, net	26,950	5,017,450

Balance, end of period	50,908,643	51,286,465

COMMON SHARES (par value):
Balance, beginning of period	$513	$463
Issued during the period	1	50

Balance, end of period	514	513

ADDITIONAL PAID IN CAPITAL:
Balance, beginning of period	618,521	269,945
Common shares issued during the period	886	346,563

Balance, end of period	619,407	616,508

UNEARNED COMPENSATION:
Balance, beginning of period	(340)	(115)
Net increase during the period	21	—

Balance, end of period	(319)	(115)

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET OF DEFERRED INCOME TAXES:
Balance, beginning of period	221,542	113,880
Net increase (decrease) during the period	29,988	(68,126)

Balance, end of period	251,530	45,754

RETAINED EARNINGS:
Balance, beginning of period	1,551,360	1,336,404
Net income	94,367	61,061
Dividends declared ($0.09 per share in 2003 and $0.08 per share in 2002)	(4,581)	(4,102)

Balance, end of period	1,641,146	1,393,363

TREASURY SHARES AT COST:
Balance, beginning of period	(22,950)	(55)
Treasury shares acquired during the period	—	—

Balance, end of period	(22,950)	(55)

TOTAL SHAREHOLDERS’ EQUITY, END OF PERIOD	$2,489,328	$2,055,968

EVEREST RE GROUP, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Three Months Ended March 31,
	2003	2002
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$94,367	$61,061
Adjustments to reconcile net income to net cash provided by operating activities:
(Increase) in premiums receivable	(143,600)	(66,264)
(Increase) decrease in funds held, net	(13,945)	19,980
Decrease (increase) in reinsurance receivables	22,674	(29,554)
(Increase) decrease in deferred tax asset	(15,274)	25,158
Increase in reserve for losses and loss adjustment expenses	181,783	67,527
(Decrease) increase in future policy benefit reserve	(3,209)	4,712
Increase in unearned premiums	219,163	74,778
(Increase) in other assets and liabilities	(27,441)	(53,882)
Non cash compensation expense	21	—
Accrual of bond discount/amortization of bond premium	(163)	(1,911)
Amortization of underwriting discount on senior notes	44	41
Realized capital losses	13,235	3,855

Net cash provided by operating activities	327,655	105,501

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called – available for sale	196,985	147,594
Proceeds from fixed maturities sold – available for sale	465,679	416,572
Proceeds from equity securities sold	120	5,370
Proceeds from other invested assets sold	10	3,261
Cost of fixed maturities acquired – available for sale	(928,353)	(859,060)
Cost of equity securities acquired	—	(9,227)
Cost of other invested assets acquired	(3,048)	(328)
Net (purchases) of short-term securities	(72,283)	(137,219)
Net (decrease) increase in unsettled securities transactions	(35,881)	18,879

Net cash (used in) investing activities	(376,771)	(414,158)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	887	346,613
Dividends paid to shareholders	(4,581)	(4,102)
Borrowing on revolving credit agreement	—	20,000
Repayments on revolving credit agreement	—	(20,000)

Net cash (used in) provided by financing activities	(3,694)	342,511

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2,299)	(3,979)

Net (decrease) increase in cash	(55,109)	29,875
Cash, beginning of period	208,830	71,878

Cash, end of period	$153,721	$101,753

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid (refunded), net	$5,453	$(17,397)
Interest paid	$23,905	$20,299
Non-cash financing transaction:
Issuance of common shares	$21	$—